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                         FORM 8-A

            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

     FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
         PURSUANT TO SECTION 12(b) OR (g) OF THE
              SECURITIES EXCHANGE ACT OF 1934
                    __________________

                AMERICAN GENERAL CAPITAL I
              AMERICAN GENERAL CORPORATION
(Exact name of registrants as specified in their charters)


Delaware                               76-6152716
Texas                                  74-0483432
(State or other jurisdiction of        (I.R.S. Employer
incorporation or organization)         Identification No.)


      2929 Allen Parkway
      Houston, Texas                            77019
 (Address of principal executive offices)     (Zip Code)

Securities to be registered pursuant to Section 12(b) of the
Act:

                                       Name of each exchange
Title of each class to                 on which each class
be so registered                       is to be registered


7 7/8% Trust Originated
Preferred Securities American
General Capital I (including          New York Stock Exchange
the related guarantee of
American General Corporation)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file numbers to which this form relates: 333-40583, 333-40583-01, 333-40583-02, 333-40583-03 and
333-40583-04.

Securities to be registered pursuant to Section 12(g) of the
Act:

                           None
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
     INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be
Registered.

 The class of securities to be registered hereby is the 7 7/8% Trust Originated Preferred Securities (the "Preferred Securities") of American General Capital I, a statutory business trust created under the Delaware Business Trust Act (the "Trust"), including the related guarantee thereof (the "Guarantee") by American General Corporation, a Texas corporation ("American General").

 For a description of the Preferred Securities, the Guarantee and the related junior subordinated debentures of American General, reference is made to the description of the Preferred Securities, the Guarantee and the related junior subordinated debentures included in the prospectus dated February 10, 1998, and prospectus supplement dated September 2, 1999, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, in connection with the Registration Statement on Form S-3 of American General, the Trust and certain other trusts (File Nos. 333-40583, 333-40583-01, 333-40583-02, 333-40583-03 and
333-40583-04) (the "S-3 Registration Statement"). Such prospectus and prospectus supplement are incorporated herein by reference.

Item 2.    Exhibits.

1.    Certificate  of Trust of  American General Capital I
      (incorporated by reference to Exhibit 4(p) to the S-3 Registration Statement).

2. Form of Amended and Restated Declaration of Trust of American General Capital I (incorporated by reference to Exhibit 4.3 to American General's
      Current Report on Form 8-K filed September 8, 1999).

3.    Form of Global Certificate for Preferred Securities
      (included in Exhibit 2).

4.    Preferred Securities Guarantee Agreement
      (incorporated by reference to Exhibit 4.5 to American
      General's Current Report on Form 8-K filed September
      8, 1999).

5. Junior Subordinated Indenture between American General and Bankers Trust Company, as trustee (incorporated by reference to Exhibit 4(c) to the S-3 Registration
      Statement).

6.    Resolutions establishing the terms of the 7 7/8%
      Junior Subordinated Debentures due 2048 (incorporated by reference to Exhibit 4.1 to American General's
      Current Report on Form 8-K filed September 8, 1999).

7.    Form of 7 7/8% Junior Subordinated Debentures due
      2048 (included in Exhibit 6).

                        SIGNATURES

 Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                          AMERICAN GENERAL CAPITAL I


                          By: /S/ JAMES L. GLEAVES
                          Name:     James L. Gleaves
                          Title:    Administrative Trustee


                          AMERICAN GENERAL CORPORATION


                          By: /S/ JAMES L. GLEAVES
                          Name:     James L. Gleaves
                          Title:    Vice President and
                                    Treasurer


Date: September 10, 1999